Exhibit 5.1

[Letterhead of Koley Jessen P.C.]

September 2, 2005

Cabela’s Incorporated

One Cabela Drive

Sidney, NE 69160

Re:	Cabela’s Incorporated Registration Statement on Form S-3
Our File No. 5200-0121

Gentlemen:

We are acting as counsel to Cabela’s Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling stockholders named in the Registration Statement, from time to time pursuant to the provisions of Rule 415 under the Securities Act, of up to 6,252,768 shares (the “Shares”) of Class A Common Stock, par value $0.01 per share, of the Company.

This opinion is delivered in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction of the Registration Statement, corporate documents and records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary or appropriate as a basis for the opinions set forth below.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. This opinion letter is limited to the General Corporation Law of the State of Delaware.

Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Koley Jessen P.C.

Koley Jessen P.C., A Limited Liability Organization